Bharat Parikh & Associates

Chartered Accountants

Exhibit No. 16.1

File No. 333-213698

Form 8-K

Report Date: October 13, 2018

May 14, 2019

U.S. Securities and Exchange Commission

Division or Corporate Finance

100 F Street, NE

Washington, DC 20549

Ladies & Gentlemen:

On May 13, 2019, this Firm received the final copy of a Current Report on Form 8-K to be filed by Clancy Corp. (SEC File #333-213698, CIK #0001681769) (“The Company”) reporting an Item 4.01 – Changes in Registrant’s Certifying Accountant.

Being a previous auditor of the Company on March 19, 2019, we notified the Company of our resignation effective immediately. We have read the Company's statements included under Item 4.01 of its Form 8-K, and we agree with such statements.

For Bharat Parikh & Associates

             Chartered Accountants

/s/ CA Bharat Parikh

CA Bharat Parikh

(Senior Managing Partner)

Date: -05/14/2019

info@bpaca.com

www.bpaca.com

+91-265-2338755

Head Office:   509-508, Shriram Chambers, R. C. Dutt Road, Alkapuri,

                            Vadodara-  390007, Gujarat, India

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